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                                                                    EXHIBIT 99.3

                       INTERNATIONAL SPEEDWAY CORPORATION

                                    LETTER TO
                      DEPOSITORY TRUST COMPANY PARTICIPANTS
                                       FOR
              TENDER OF ALL OUTSTANDING 4.20% SENIOR NOTES DUE 2009
                                 IN EXCHANGE FOR
                           4.20% SENIOR NOTES DUE 2009
                                     AND FOR
              TENDER OF ALL OUTSTANDING 5.40% SENIOR NOTES DUE 2014
                                 IN EXCHANGE FOR
                     REGISTERED 5.40% SENIOR NOTES DUE 2014


       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
              _____, 2004, UNLESS EXTENDED (THE "EXPIRATION DATE").

        Outstanding Notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 P.M., New York City time, on the
                                Expiration Date.

To Depository Trust Company Participants:

     We are enclosing herewith the material listed below relating to the offer by International Speedway Corporation, a Florida corporation (the "Company"), to exchange its 4.20% Senior Notes due 2009 and its 5.40% Senior Notes due 2014 (the "Registered Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 4.20% Senior Notes due 2009 and 5.40% Senior Notes due 2014, respectively (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Company's Prospectus, dated _________________, 2004, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

         1.       Prospectus dated __________________, 2004;

         2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

         3.       Notice of Guaranteed Delivery; and

         4. Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date, unless extended.

     The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

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     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the Registered Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Registered Notes, whether or not the undersigned, (ii) neither the undersigned nor any such other person is engaging in or intends to engage in a distribution of the Registered Notes, (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of such Registered Notes, (iv) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Registered Notes for its own account in exchange for Outstanding Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Registered Notes and (v) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Registered Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

                                                          Very truly yours,

                                                          INTERNATIONAL SPEEDWAY
                                                          CORPORATION

         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF INTERNATIONAL SPEEDWAY CORPORATION OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.